UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KAT RACING
(Name of small business issuer in its charter)

Nevada	3711	20-1763307
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6963 Speedway Boulevard No. 108
Las Vegas, Nevada 89115 (702) 525-2024
(Address and telephone number of principal executive offices)

6963 Speedway Boulevard No. 108
Las Vegas, Nevada 89115
(702) 525-2024
(Address of principal place of business or intended principal place of business)

Michael Balabon, Esq.
6260 S. Rainbow Blvd., Suite 100
Las Vegas NV 89118
(702) 248-1027
(Name, address and telephone number of agent for service)

Copies to:
Michael Balabon, Esq.
6260 S. Rainbow Blvd., Suite 100
Las Vegas, NV 89118

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [   ]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock	$287,450.00	$0.05	$287,450	$8.82

(1)

Estimated solely for the purpose of calculating the registration fee under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement is filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

KAT Racing

5,749,000 Shares of Common Stock

KAT Racing is registering an aggregate of 5,749,000 shares of our common stock to be sold, from time-to-time, by one or more of the selling stockholders.  The selling stockholders may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $0.05 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at prevailing market prices, which may vary, or at privately negotiated prices.  The proceeds from the sale of the shares will go directly to the selling stockholders and will not be available to us.  Prior to this offering, there has been no public market for our common stock.

INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK.

SEE "RISK FACTORS" STARTING ON PAGE 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

	Shares Offered by Shareholders	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.05	$0.00	$0
Total	5,749,000	$287,450.00	$0.00	$0

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

KAT Racing does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is __________________.

PART I: INFORMATION REQUIRED IN PROSPECTUS

Summary Information and Risk Factors

The Company

KAT Racing (KAT or the Company) was incorporated in the State of Nevada on December 5, 2005. KAT is a development stage company with a primary business objective of marketing and selling cost-effective and innovative off-road cars for any level of off-road enthusiast - from the highly skilled racer to the unsophisticated recreational driver.  KAT will provide an optimum quality off-road vehicle at an affordable market price.

Business Summary

Kat Racing designs markets sells and distributes custom off-road racing and recreational vehicles.  We strive to join leaders in the industry, developing and innovating so as to proffer our customers cost-efficient high quality custom-built, off-road racing and recreational vehicles. We test our parts in the most severe, real-world conditions to insure the highest quality cars and products.  We race what we sell.  Our vehicles are assembled by our affiliate KAT METAL WORX, INC.  From time to time we may utilize the services of other companies or individuals to assemble our vehicles.  Kat Racing is engaged in the businesses of: 1) marketing and selling custom fabricated off-road racing and recreational vehicles to sports and recreational enthusiasts; 2) providing a full-range of services that cater to the off-road automotive enthusiast, including post-purchase add-on customization and the installation of additional accessories; and 3) the restoration, repair, servicing of these vehicles. We also intend to sell aftermarket off-road automotive parts, accessories, and related apparel assuming we are able to attract the requisite capital and resources.

Our affiliate’s manufacturing operations consist of in-house production of components and parts, primarily assembly and finishing of components, painting, conversion and assembly of vehicles, and quality control, which includes performance testing of finished products under running conditions. The custom design, fabrication, finish and paint processes are moved into and out of each aspect of the manufacturing process.

Product Development

KAT Racing has researched, developed, and currently plans to manufacture off-road racing cars that are of high quality and custom design for all levels of skill.

Market/Growth Strategy

The sales will be focused to off-road enthusiasts of all kinds. As the interest continues to expand in the sport of off-road racing, the demand for our product will increase. As sales within the company increase, the product line will be expanded.

Summary Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

Participation is subject to risks of investing in micro capitalization companies

KAT believes that certain micro capitalization companies have significant potential for growth, although such companies generally have limited product lines, markets, market shares and financial resources.  The securities of such companies, if traded in the public market, may trade less frequently and in more limited volume than those of more established companies. Additionally, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of micro capitalization companies.  In particular, micro capitalization companies that trade in the over-the-counter markets have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

Competition

The off-road racing marketplace is intensely competitive and subject to rapid technological change.  Our competitors include the larger manufacturers and various start up off-road vehicle companies.  These competitors are based globally. The Company anticipates that it will face additional competition from new entrants that may offer significant performance, price, creative or other advantages over those offered by the Company.  Several of these competitors have greater name recognition and resources than the Company.  Additionally, potential competitors with established market shares and greater financial resources may introduce competing products.  Thus, there can be no assurance that KAT will be able to compete successfully in the future or that competition will not have a material adverse affect on KAT’s results of operations.

Reliance upon key personnel and necessity of additional personnel

KAT is largely dependent upon the personal efforts and abilities of existing management, especially Kenny Thatcher (President) and Julie Bauman (Secretary).  The success of KAT will also be largely dependent upon the ability of KAT to continue to attract quality management and employees to help operate KAT as its operations may grow.

Proceeds applied to general corporate purposes-management discretion

Although a portion of the net proceeds of this Offering is for specific uses, the balance will be available for working capital and general corporate purposes.  Therefore, the application of the net proceeds of this offering is substantially within the discretion of the management.  Investors will be relying on KAT's management and business judgment based solely on limited information.  No assurance can be given that the application of the net proceeds of this Offering will result in KAT achieving its financial and strategic objectives.

Transferability restrictions	Transfer restrictions may apply to all or some of the shares within this offering. Legal advice should be sought before any investment is made.

Arbitrary offering price

The offering price of $0.05 per share of common stock was arbitrarily determined by KAT and is unrelated to specific investment criteria, such as the assets or past results of KAT’s operations.  In determining the Offering price, KAT considered such factors as the prospects, if any, of similar companies, the previous experience of management, KAT's anticipated results of operations, and the likelihood of acceptance of this Offering.  Please review any financial or other information contained in this offering with qualified persons to determine its suitability as an investment before purchasing any shares in this offering.

Investors may lose their entire investment if we fail to commence our business plan.

KAT Racing was formed in December 2005.  KAT has no demonstrable operations record, on which you can evaluate the business and its prospects.  To date, we have generated only nominal revenues and may incur losses in the foreseeable future.  KAT's prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  These risks include, without limitation, competition, the absence of ongoing revenue streams, inexperienced management and lack of brand recognition.  KAT cannot guarantee that it will be successful in accomplishing its objectives.  If we fail to implement and create a base of operations for our business, we may be forced to cease operations, in which case investors may lose their entire investment.

The officers and directors have no experience managing a public company. As a result, we may be unable to develop our business and manage our public reporting requirements.

Our operations primarily depend on the efforts of our officers and directors.  They have no experience related to public company management or as a principal accounting or principal financial officer.  Additionally, neither of the officers nor directors have any career experience related to this type of business with the exception of one who is a metal fabricator.  Because of these factors, we may be unable to develop and implement our business and manage our public reporting requirements.  We cannot guarantee you that we will overcome any such obstacles.

Investors have limited control over decision-making because our officers and directors control a substantial portion of our issued and outstanding common stock.

Our officers and directors own a substantial portion of our outstanding common stock.  As a result, these these stockholders could exercise substantial control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.  Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we enter into transactions which require stockholder approval.  In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.  For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director, which could make it more difficult for a third party to gain control of our Board of Directors.  This concentration of ownership further limits the power to exercise control by the minority shareholders

We may be unable to generate sales without sales, marketing or distribution capabilities.

We have not substantially operated. We have sold two chassis despite limited sales, marketing or distribution capabilities.  We cannot guarantee that we will be able to develop a sales and marketing plan or to develop an effective chain of distribution.  In the event we are unable to successfully implement these objectives, we may be unable to generate sales and operate as a going concern.

Since our inception on December 5, 2005 to September 30, 2006, we have generated only nominal revenues and have incurred a cumulative net loss.  We believe that the funds received from unregistered sales of our common equity may be sufficient to finance our efforts to become fully operational and carry us through the next at least 12 months. The capital raised has been budgeted to establish our infrastructure and to become a fully reporting company. We believe that the recurring revenues from sales of merchandise will be sufficient to support ongoing limited operations. Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from sales of merchandise will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement.

We currently have two officers and two directors.  These individuals work for us on a part-time basis.

As of the date of this Prospectus, KAT has approximately 5,749,000 shares of $0.001 par value common stock issued and outstanding held by approximately 27 shareholders of record.

KAT's administrative office is located at 6963 Speedway Boulevard No. 108, Las Vegas, Nevada 89115 with a telephone number of (702) 526-1151

KAT's fiscal year end is December 31.

The Offering

The offering consists entirely of shares offered by the selling stockholders. We are offering no shares.  The selling stockholders are offering 5,749,000 shares, or 100%, of our issued and outstanding common stock as soon as practicable after this Registration Statement becomes effective.  The selling shareholders will sell at a price of $0.05 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or privately negotiated prices.  There is no public market for our common stock.  To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association.  We have not identified or approached any broker/dealers with regard to assisting us to apply for such listing.  We are unable to estimate when we expect to undertake this endeavor.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.

The offering price of $0.05 for the common stock being registered for hereby is what the selling shareholders had paid for their shares.

The proceeds of the offering will go directly to the selling stockholders.  None of the proceeds will be available to KAT Racing.

KAT Racing's Transfer Agent is Pacific Stock Transfer Company, 500 E. Warm Springs, Suite 240, Las Vegas, Nevada 89119, telephone number (702) 361-3033..

KAT Racing has agreed to pay all costs and expenses relating to the registration of its common stock, but the selling stockholders will be responsible for any related commissions, taxes, attorney's fees and related charges in connection with the offer and sale of the shares.  The selling stockholders may sell their common stock through one or more broker/dealers, and such broker/dealers may receive compensation in the form of commissions.

Summary Financial Information

The summary financial data are derived from the historical financial statements of KAT. This summary financial data should be read in conjunction with "Management's Discussion and Plan of Operations" as well as the historical financial statements and the related notes thereto, included elsewhere in this prospectus.

Balance Sheet Data

	March 31, 2007 (unaudited)	September 30, 2006 (audited)

Assets
Cash in bank	$ 17,560	$ 46,110
Inventory	67,396	45,520
Total current assets	$ 84,956	$ 91630

Liability and Stockholder's Equity
Current liability:	-	-
Accounts payable	$ -	$ -
Total current liability	-	-

Stockholder's equity:
Common stock	$ 5,729	$ 5,729
Additional paid-in capital	$ 100,021	$ 100,021
(Deficit) accumulated during development stage	$ 20,794	$ 14,120
Total stockholder's equity	$ 84,956	$ 91,630

Statements of Operations Data

			From Inception
	For the Six	For the Year	On December 5,
	Months Ended	Ended	2005 through
	March 31,	September 30,	March 31,
	2007	2006	2007

REVENUES	$ 25,856	$ -	$ 25,856
COST OF SALES	19,500	-	19,500
GROSS MARGIN	6,356	-	6,356

OPERATING EXPENSES

General and administrative	13,030	14,120	27,150

TOTAL OPERATING EXPENSES	13,030	14,120	27,150

NET LOSS	$ (6,674)	$ (14,120)	$ (20,794)

BASIC LOSS PER SHARE	$ (0.00)	$ (0.00)

Weighted Average Shares
Outstanding	5,729,000	4,277,054

RISK FACTORS

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

PARTICIPATION IS SUBJECT TO RISKS OF INVESTING IN MICRO CAPITALIZATION COMPANIES

KAT believes that certain micro capitalization companies have significant potential for growth, although such companies generally have limited product lines, markets, market shares and financial resources.  The securities of such companies, if traded in the public market, may trade less frequently and in more limited volume than those of more established companies. Additionally, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of micro capitalization companies.  In particular, micro capitalization companies that trade in the over-the-counter markets have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

COMPLIANCE WITH FEDERAL, STATE AND LOCAL GOVERNMENT REGULATIONS EFFECTING PRODUCTION

We are subject to direct regulation by the Department of Transportation, Environmental Protection Agency and Federal Trade Commission as well as other local, state and federal agencies. Compliance with the regulations established by these agencies is very costly and affects our manufacturing process. Any changes in the laws or regulations imposed on us by these agencies could significantly increase our production costs and could have a very negative effect on our business.

CONSUMER DISCRETIONARY SPENDING MAY EFFECT PURCHASES

Purchases of recreational vehicles, such as our off-road vehicles are considered discretionary for consumers. Our success will therefore be influenced by a number of economic factors affecting discretionary consumer spending, such as employment levels, business conditions, interest rates, petroleum prices, and taxation rates, all of which are not under our control. Adverse economic changes affecting these factors may restrict consumer spending and thereby adversely affect our growth and profitability.

RISK OF VEHICLE DEFECTS

Our vehicles may have unanticipated defects which could require us to recall them. A product recall could delay or even halt production until we are able to correct any such defects. Recalls may also have a materially negative effect on our brand image and public perception of our vehicles and any other products we develop and thereby adversely effect our future sales .Such recalls or other defects would also require substantial expenditures to correct.

LIABILITIES ASSOCIATED WITH OUR VEHICLES

Given the nature of our products, we expect that we will be subject to potential product liability claims that could, in the absence of sufficient insurance coverage, have a material adverse impact on our business. Although we intend to obtain adequate insurance coverage prior to commencing substantive operations, there can be no assurance that we will be able to secure or maintain adequate liability insurance to cover all product liability claims. As a new market entrant, any large product liability suits occurring early in our marketing efforts may significantly adversely affect our ability to market our vehicles.

ENVIRONMENTAL RISK ASSOCIATED WITH PRODUCTION LIABILITIES

Our business operations and facilities, particularly those of our affiliate KAT METAL WORX, INC., are subject to a number of federal, state and local environmental laws and regulations. Although we believe that our operations and facilities are in material compliance with such laws and regulations, the risk of environmental liabilities cannot be completely eliminated. There can be no assurance that future changes in such laws, regulations or the nature of our operations will not require us to make significant additional capital expenditures to ensure compliance in the future. Our failure to comply with environmental laws could result in the termination of our operations, impositions of fines, or liabilities in excess of our capital resources. We do not maintain environmental liability insurance, and if we are required to pay the expenses related to any environmental liabilities, such expenses could have a material adverse effect on our operations.

RISKS OF NON-APPROVAL FROM, ENVIROMENTAL PROTECTION AGENCY, DEPARTMENT OF TRANSPORTATION, STATE AND LOCAL AGENCIES

We may be required to obtain approvals and make certifications regarding compliance with federal, state and local regulations regarding the noise, emissions and safety characteristics of our vehicles.  In addition, our affiliate’s manufacturing facility may be required to comply with environmental and safety standards. The potential delays and costs that could result from obtaining such regulatory approvals and complying with, or failing to comply with, such regulations could result in delays in vehicle assembly and adversely affect operating results.

RISK OF NOT BEING ABLE TO COMPETE WITH LARGER COMPANIES

The market for the type of vehicles we manufacture is extremely competitive and we expect that competition will increase in the future. Our competitors include many large companies that have substantially greater market presence and financial resources than we do.

We believe that our ability to compete successfully depends on a number of factors including:

1.

design of high performance and quality vehicles;

2.

market presence;

3.

timely delivery of our vehicles;

4.

competitive pricing policies;

5.

the timing and introduction of our products and services into the market; and

6.

our ability to keep up with existing and emerging industry trends.

Current or increased competition may either prevent us from entering or maintaining a place in the vehicle manufacturing market. We cannot guarantee that we will have the financial resources or marketing and manufacturing capabilities to compete successfully. If we cannot successfully compete, we probably will be forced to terminate our operations. See "Business Competition".

DEPENDENCE ON VEHICLE PARTS AND MATERIALS SUPPLIERS

We rely on third party suppliers to produce the parts and materials we use to manufacture our vehicles. If our suppliers are unable or unwilling to provide us with the parts and supplies, we will be unable to produce our vehicles. We cannot guarantee that we will be able to purchase the parts we need at reasonable prices or in a timely fashion. If we are unable to purchase the supplies and parts we need to manufacture our vehicles, we will experience severe production problems, which may possibly result in the termination of our operations.

RISKS ASSOCIATED WITH NOT KEEPING OUR PRODUCTS AND TECHNOLOGY CURRENT AND COMPETITIVE

Our success depends on our ability to develop innovative competitive vehicles that meet changing customer demands. The off-road racing industry is subject to rapidly changing technology and emerging competition. We cannot assure you that we will be able to successfully identify new opportunities and develop and bring new products to market in a timely manner, nor can we guarantee you that products developed by our competitors will not make our products non-competitive or obsolete. Also, we cannot assure you that we will have the capital resources or the ability to implement any new technology.

RISK ASSOCIATED WITH MARKET ACCEPTANCE OF OUR PRODUCT LINE

Our success depends on whether or not our products are accepted in the market. You should be aware that development stage companies introducing new products into the market are subject to a high level of uncertainty and risk.  Because the market for our vehicles is new and evolving we cannot predict the size and future growth rate, if any, of the market. We cannot assure you that the market for our vehicles will develop or that demand for our vehicles will emerge or become economically sustainable. Market acceptance of our products depends on our ability to establish a brand image and a reputation for high quality, which will differentiate our brand of products from our competitors. There can be no assurance that our products will be perceived as being of high quality and differentiated from such other products, or that we will be successful in establishing our intended brand image. In addition, our management team has no experience manufacturing or marketing vehicles on a large scale. Our management's lack of experience could result in the failure of our ability to sell our vehicles.

RELIANCE UPON KEY PERSONNEL AND NECESSITY OF ADDITIONAL PERSONNEL

KAT is largely dependent upon the personal efforts and abilities of existing management, especially Kenny Thatcher (President) and Julie Bauman (Secretary).  The success of KAT will also be largely dependent upon the ability of KAT to continue to attract quality management and employees to help operate KAT as its operations may grow.

PROCEEDS APPLIED TO GENERAL CORPORATE PURPOSES - MANAGEMENT DISCRETION

Although a portion of the net proceeds of this Offering is for specific uses, the balance will be available for working capital and general corporate purposes.  Therefore, the application of the net proceeds of this offering is substantially within the discretion of the management.  Investors will be relying on KAT's management and business judgment based solely on limited information.  No assurance can be given that the application of the net proceeds of this Offering will result in KAT achieving its financial and strategic objectives.

TRANSFERABILITY RESTRICTIONS

Transfer restrictions may apply to all or some of the shares within this offering.  Legal advice should be sought before any investment is made.

ARBITRARY OFFERING PRICE

The offering price of $0.05 per share of common stock was arbitrarily determined by KAT and is unrelated to specific investment criteria, such as the assets or past results of KAT’s operations.  In determining the Offering price, KAT considered such factors as the prospects, if any, of similar companies, the previous experience of management, KAT's anticipated results of operations, and the likelihood of acceptance of this Offering.  Please review any financial or other information contained in this offering with qualified persons to determine its suitability as an investment before purchasing any shares in this offering.

COMPLIANCE WITH FEDERAL AND STATE SECURITIES LAWS

This Offering has not been registered under the Act in reliance upon an exemption provided therein.  Further, the securities will be sold pursuant to exemptions from registration in the various states in which they are being offered.  There can be no assurance that the Offering presently qualifies or will continue to qualify under such exemptions due to, among other things, the adequacy or accuracy of disclosure concerning KAT and its business made in connection with the applicable securities laws or regulations.  However, KAT does not believe this Offering presently is or will be in violation of any such laws or regulations.  If and to the extent suits for rescission are brought and successfully concluded for failure to register the securities, assets of KAT could be adversely affected, thus jeopardizing the ability of KAT to operate successfully.  Further, the expenditure of KAT's capital in defending an action by investors or by federal or state authorities, even where KAT is ultimately successful, could have a material adverse effect on KAT's business prospects.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF KAT FAILS TO COMMENCE ITS BUSINESS PLAN.

KAT Racing was formed in December 2005.  KAT has no demonstrable operations record, on which you can evaluate the business and its prospects.  To date, we have generated only nominal revenues and may incur losses in the foreseeable future.  KAT's prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  These risks include, without limitation, competition, the absence of ongoing revenue streams, inexperienced management and lack of brand recognition.  KAT cannot guarantee that it will be successful in accomplishing its objectives.  If we fail to implement and create a base of operations for our business, we may be forced to cease operations, in which case investors may lose their entire investment.

THE OFFICERS AND DIRECTORS HAVE NO EXPERIENCE MANAGING A PUBLIC COMPANY.  AS A RESULT, WE MAY BE UNABLE TO DEVELOP OUR BUSINESS AND MANAGE OUR PUBLIC REPORTING REQUIREMENTS.

Our operations primarily depend on the efforts of our officers and directors.  They have no experience related to public company management or as a principal accounting or principal financial officer.  Additionally, neither of the officers nor directors have any career experience related to this type of business with the exception of one who is a metal fabricator (KAT METAL WORX, INC.).  Because of these factors, we may be unable to develop and implement our business and manage our public reporting requirements.  We cannot guarantee you that we will overcome any such obstacles.

INVESTORS HAVE LIMITED CONTROL OVER DECISION-MAKING BECAUSE OUR OFFICERS AND DIRECTORS CONTROL A SUBSTANTIAL PORTION OF OUR ISSUED AND OUTSTANDING COMMON STOCK.

Our officers and directors own a substantial portion of our outstanding common stock.  As a result, these these stockholders could exercise substantial control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.  Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we enter into transactions which require stockholder approval.  In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.  For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director, which could make it more difficult for a third party to gain control of our Board of Directors.  This concentration of ownership further limits the power to exercise control by the minority shareholders.

WE MAY BE UNABLE TO GENERATE SALES WITHOUT SALES, MARKETING OR DISTRIBUTION CAPABILITIES.

We have not substantially commenced our planned operations and do not have any sales, marketing or distribution capabilities.  We cannot guarantee that we will be able to develop a sales and marketing plan or to develop an effective chain of distribution.  In the event we are unable to successfully implement these objectives, we may be unable to generate sales and operate as a going concern.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING, WE MAY BE FORCED TO GO OUT OF BUSINESS.

We have limited capital resources. To date, we have generated only nominal revenues. Unless we begin to generate sufficient revenues from our proposed off-road vehicle business to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to go out of business if additional financing is not available. We have no intention of liquidating. In the event our cash resources are insufficient to continue operations, we intend to raise additional capital through offerings and sales of equity or debt securities. In the event we are unable to raise sufficient funds, we will be forced to go out of business and will be forced to liquidate. A possibility of such outcome presents a risk of complete loss of investment in our common stock.

IF WE ARE UNABLE TO CONTINUE AS A GOING CONCERN, INVESTORS MAY FACE A COMPLETE LOSS OF THEIR INVESTMENT.

KAT Racing has yet to commence its planned operations.  As of the date of this Prospectus, KAT has had only limited start-up operations and generated no significant revenues.  Taking these facts into account, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement, of which this prospectus is a part.  If KAT's business fails, the investors in this offering may face a complete loss of their investment.

FUTURE ADDITIONAL ISSUANCES OF SHARES OF OUR COMMON STOCK MAY CAUSE INVESTORS TO BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION

We are authorized to issue up to 95,000,000 shares of common stock. Presently, there are 5,749,000 shares of common stock issued and outstanding as of the date of this prospectus. In the event we require additional capital, we may need to issue shares of our common stock in exchange for cash to continue as a going concern. There are no formal or informal agreements to attain such financing. We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms. Any such future additional issuances of our stock will increase outstanding shares and dilute stockholders' interests.

COMPETITIVE PRESSURES FROM COMPETITORS WITH MORE RESOURCES MAY CAUSE US TO FAIL TO IMPLEMENT OUR BUSINESS MODEL.

KAT Racing is entering the off-road vehicle business, which is a highly competitive market segment with relatively low barriers to entry.  Our expected competitors include larger and more established companies.  Generally, our actual and potential competitors have longer operating histories, significantly greater financial and marketing resources, as well as greater name recognition.  Therefore, many of these competitors may be able to devote greater resources than KAT to sales and marketing efforts, expanding their chain of distribution and hiring and retaining key employees.  There can be no assurance that our current or potential competitors will not develop or offer comparable or superior products to those expected to be offered by us.  Increased competition could result in lower than expected operating margins or loss of market share, any of which would materially and adversely affect our business, results of operation and financial condition.

OUR INTERNAL CONTROLS MAY BE INADEQUATE, WHICH COULD CAUSE OUR FINANCIAL REPORTING TO BE UNRELIABLE AND LEAD TO MISINFORMATION BEING DISSEMINATED TO THE PUBLIC.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting.  As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

We have one individual performing the functions of all officers and directors.  This individual developed our internal control procedures and is responsible for monitoring and ensuring compliance with those procedures.  As a result, our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.  Investors relying upon this misinformation may make an uninformed investment decision.

WE MAY BE UNABLE TO OBTAIN SUFFICIENT QUANTITIES OF QUALITY MERCHANDISE ON ACCEPTABLE COMMERCIAL TERMS BECAUSE WE DO NOT HAVE LONG-TERM DISTRIBUTION AND MANUFACTURING AGREEMENTS.

We intend to rely primarily on product manufacturers and third-party distributors to supply the materials required to produce our vehicles.  Our business would be seriously harmed if we were unable to develop and maintain relationships with suppliers and distributors that allow us to obtain sufficient quantities of quality merchandise on acceptable terms.  Additionally, we may be unable to establish alternative sources of supply for our products to ensure delivery of merchandise in a timely and efficient manner or on terms acceptable to us.  If we cannot obtain and stock our products at acceptable prices and on a timely basis, we may lose sales and our potential customers may take their purchases elsewhere.

OUR REVENUE AND GROSS MARGIN COULD SUFFER IF WE FAIL TO MANAGE OUR INVENTORY PROPERLY.

Our business depends on our ability to anticipate our needs for products and our as yet unidentified supplier's ability to deliver sufficient quantities of products at reasonable prices on a timely basis.  Given that we are in the development stage we may be unable to accurately anticipate demand and manage inventory levels that could seriously harm us.  If predicted demand is substantially greater than consumer purchases, there will be excess inventory.  In order to secure inventory, we may make advance payments to suppliers, or we may enter into non-cancelable commitments with vendors.  If we fail to anticipate customer demand properly, a temporary oversupply could result in excess or obsolete inventory, which could adversely affect our gross margin.

FAILURE BY US TO RESPOND TO CHANGES IN CONSUMER PREFERENCES COULD RESULT IN LACK OF SALES REVENUES AND MAY FORCE US OUT OF BUSINESS.

Any change in the preferences of our potential customers that we fail to anticipate could reduce the demand for the off-road vehicles and off-road vehicle-related merchandise we intend to sell.  Decisions about our focus and the specific products we plan to offer will often be made in advance of entering the marketplace.  Failure to anticipate and respond to changes in consumer preferences and demands could lead to, among other things, customer dissatisfaction, failure to attract demand for our proposed products and lower profit margins.

WE MAY LOSE OUR OFFICERS AND DIRECTORS WITHOUT EMPLOYMENT AGREEMENTS.

Our operations depend substantially on the skills and experience of our officers and directors.  We have no other full- or part-time employees.  Furthermore, we do not maintain "key man" life insurance on this individual.  Without an employment contract, we may lose our sole officer and director to other pursuits without a sufficient warning and, consequently, go out of business.

Our officers and directors are involved in other business activities and they may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, they may face a conflict in selecting between KAT and other business interests.  We believe that they will not consider entering a similar line of business as we conduct; however, there can be no assurance of this.  KAT has not formulated a policy for the resolution of such conflicts.

CERTAIN NEVADA CORPORATION LAW PROVISIONS COULD PREVENT A POTENTIAL TAKEOVER, WHICH COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

We are incorporated in the State of Nevada.  Certain provisions of Nevada corporation law could adversely affect the market price of our common stock.  Because Nevada corporation law requires board approval of a transaction involving a change in our control, it would be more difficult for someone to acquire control of us.  Nevada corporate law also discourages proxy contests making it more difficult for you and other shareholders to elect directors other than the candidate or candidates nominated by our board of directors.

THE COSTS AND EXPENSES OF SEC REPORTING AND COMPLIANCE MAY INHIBIT OUR OPERATIONS.

After the effectiveness of this registration statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.  The costs of complying with such requirements may be substantial.  In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit out ability to continue our operations.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES IN OUR COMPANY BECAUSE THERE IS NO PUBLIC MARKET FOR OUR STOCK.

There is no public market for our common stock making the current and potential market for our common stock limited.  To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association.  We have not identified or approached any broker/dealers with regard to assisting us apply for such listing.  We are unable to estimate when we expect to undertake this endeavor.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.  If our stock ever becomes tradable, of which we cannot guarantee success, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of our stock.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE KAT STOCK IS SUBJECT TO PENNY STOCK REGULATION.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

SOME OF OUR ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED.  WHEN THE RESTRICTION ON THESE SHARES IS LIFTED, AND THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF OUR COMMON STOCK COULD BE ADVERSELY AFFECTED.

Some of the presently outstanding shares of common stock, aggregating 5,749,000 shares of common stock, are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided we are current in our reporting obligations under the Exchange Act) subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale.  We currently have two shareholders who each own 34.79% of the issued shares, and together own a significant majority of the restricted shares, to wit, 69.58% of the aggregate shares of common stock.  Thus, sales of shares by these individuals, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of our common stock in any market that might develop.

Special Note Regarding Forward-Looking Statements

This document contains forward-looking statements about our business, financial condition and prospects that reflect our management's assumptions and beliefs based on information currently available.  We can give no assurance that the expectations indicated by such forward-looking statements will be realized.  If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, our actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our proposed services and the products we expect to market, our ability to establish a customer base, managements' ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry.

There may be other risks and circumstances that management may be unable to predict.  When used in this prospectus, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

Use of Proceeds

All of the shares being registered in this registration statement are issued and outstanding and held by the selling shareholders.  The selling security holders will receive the net proceeds from the resale of their shares.  We will not receive any of the proceeds from the sale of these shares, although we have agreed to pay the expenses related to the registration of such shares.

Determination of Offering Price

As there is no public market in the shares, KAT Racing used the price of $0.05 per share, which is what the selling shareholders had paid for their shares, as the benchmark offering price. No other factors than what the selling shareholders paid for their shares was used to determine the offering price per share of this offering. The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. The selling shareholders will sell at a price of $0.05 per share until the shares are quoted on the OTC Bulletin Board®; or in another quotation medium and, thereafter, at prevailing market prices or at privately negotiated prices. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. We have not identified or approached any broker/dealers with regard to assisting us apply for such listing.

Selling Security Holders

The following table sets forth (i) the number of outstanding shares, beneficially owned by the selling stockholders prior to the offering; (ii) the aggregate number of shares offered by each such stockholder pursuant to this prospectus; and (iii) the amount and the percentage of the class to be owned by such security holder after the offering is complete:

Name	Number of Shares Owned Pre-Offering	Number of Shares Offered	Number of Shares Owned Post Offering	Percentage of Shares Owned Post Offering[1]
Terry R. Adler	6,000	6,000	0	0.00%
Ashley Wood, custodian for James Wood	6,000	6,000	0	0.00%
Bob Sateren	20,000	20,000	0	0.00%
B and Z Consulting, Inc.	300,000	300,000	0	0.00%
Todd Bauman, SEP	200,000	200,000	0	0.00%
Bauman 1994 Trust	100,000	100,000	0	0.00%
Lesa Bodnar	5,000	5,000	0	0.00%
Braelynn Land Trust LLC	6,000	6,000	0	0.00%
Colin Fidler	200,000	200,000	0	0.00%
Steve Goldstein	10,000	10,000	0	0.00%
John and Jennifer Hajewski	50,000	50,000	0	0.00%
George Hale	6,000	6,000	0	0.00%
Krystal Kim Han	40,000	40,000	0	0.00%
Helga Huget	50,000	50,000	0	0.00%
Robert Huget	50,000	50,000	0	0.00%
L. Richard Springer Family Trust	20,000	20,000	0	0.00%
Henry Liou	100,000	100,000	0	0.00%

Name	Number of Shares Owned Pre-Offering	Number of Shares Offered	Number of Shares Owned Post Offering	Percentage of Shares Owned Post Offering1
Peter Matos	50,000	50,000	0	0.00%
Shirley McKnight	10,000	10,000	0	0.00%
James Painter	20,000	20,000	0	0.00%
Julie Bauman	2,000,000	2,000,000	0	0.00%
Kenny Thatcher	400,000	400,000	0	0.00%
Gerald F. Williams	4,000	4,000	0	0.00%
Michael Wood	6,000	6,000	0	0.00%
Joseph Yakubik	10,000	10,000	0	0.00%
Robert Zuliani	80,000	80,000	0	0.00%
Michael Zuliani	2,000,000	2,000,000	0	0.00%

Total Number of Shareholders (27)	5,749,000	5,749,000	0	0.00%

In and around 2006, we sold 5,749,000 shares of our common stock to the twenty-seven aforementioned shareholders.  The shares were issued at a price of $0.05 per share for total cash in the amount of $287,450.  The shares bear a restrictive transfer legend. These transactions (a) involved no general solicitation, (b) involved less than thirty-five non-accredited purchasers and (c) relied on a detailed disclosure document to communicate to the investors all material facts about KAT Racing, including an audited balance sheet and reviewed statements of income, changes in stockholders' equity and cash flows.

None of the selling stockholders has been affiliated with KAT Racing in any capacity in the past three years.

None of the selling stockholders is a broker/dealer or an affiliate of a broker/dealer.

Notes:

(1)

Assumes the offering of all 5,749,000 offered in this prospectus.

(2)

Shareholder relationships to other shareholders and to management are as follows:

Name Of Investor	Relationship to other Shareholders	Relationship To Registrant

Terry Adler	Maternal Uncle to Todd Bauman	No Relation
Ashley Wood	No Relation	No Relation
B & Z Consulting	Mike Zuliani is 60% Owner of B &Z Consulting	Control Shareholder
Todd Bauman, SEP	Spouse to Julie Bauman	Spouse to Julie Bauman
Nephew To Terry Adler
Bauman 1994 Trust	Parents of Todd Bauman	Julie Bauman Daughter-in-Law
Lesa Bodnar	Mike Zuliani's Sister-N-Law	Mike Zuliani's Sister-N-Law
Braelynn Land Trust	Daughter Of Joe Yakubik	No Relation
Colin Fidler	No Relation	No Relation
Steve Goldstein	No Relation	No Relation

Name Of Investor	Relationship to other Shareholders	Relationship To Registrant
John & Jenna Hajewski	No Relation	No Relation
George Hale	No Relation	No Relation
Krystal Han	No Relation	No Relation
Helga Huget	Mother To Robert Huget	No Relation
Robert Huget	Son To Helga Huget	No Relation
Richard Springer	Husband To Shirley Mcknight	No Relation
Henry Liou	No Relation	No Relation
Peter Matos	Son-In-Law To Helga Huget	No Relation
Shirley Mcknight	Wife To Richard Springer	No Relation
James Painter	No Relation	No Relation
Julie Bauman	Spouse To Todd Bauman	Officer and Director of Registrant.
Daughter-In-Law To Bauman 1994 Trust
Bob Sateren	No Relation	No Relation
Kenny Thatcher	No Relation	Officer of Registrant
Gerald Williams	No Relation	No Relation
Michael Wood	No Relation	No Relation
Joseph Yakubik	Father To Ashley Wood	No Relation
Robert Zuliani	Father To Michael Zuliani	Father To Michael Zuliani
Michael Zuliani	Son To Robert Zuliani	Control Shareholder

Plan of Distribution

There is no public market for our common stock. Our common stock is currently held amongst a small community of shareholders. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. We have not identified or approached any broker/dealers with regard to assisting us apply for such listing. We are unable to estimate when we expect to undertake this endeavor. In the absence of being listed, no market is available for investors in our common stock to sell their shares. We cannot guarantee that a meaningful trading market will develop.

If the stock ever becomes tradable, the trading price of KAT's common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond KAT's control.  As a result, investors may be unable to sell their shares at or greater than the price they are being offered at.

The selling stockholders may offer their shares at various times in one or more of the following transactions:

1.

In the over-the-counter market;

2.

On any exchange, which the shares may hereafter be listed;

3.

In negotiated transactions other than on such exchanges;

4.

By pledge to secure debts and other obligations;

5.

In connection with the writing of non-traded and exchange-traded call options, in hedge transactions, in covering previously established short positions and in settlement of other transactions in standardized or over-the-counter options; or

6.

In a combination of any of the above transactions.

The selling stockholders may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $0.05 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at market prices, which may vary, or at negotiated prices.  The selling stockholders may use broker/dealers to sell their shares. The broker/dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares.

The selling stockholders may transfer the shares by means of gifts, donations and contributions. This prospectus may be used by the recipients of such gifts, donations and contributions to offer and sell the shares received by them, directly or through brokers, dealers or agents and in private or public transactions; however, if sales pursuant to this prospectus by any such recipient could exceed 500 shares, than a prospectus supplement would need to be filed pursuant to Section 424(b)(3) of the Securities Act to identify the recipient as a Selling Stockholder and disclose any other relevant information. We will file a prospectus supplement to name successors to any named selling shareholders who are able to use the prospectus to resell the shares. Such prospectus supplement would be required to be delivered, together with this prospectus, to any purchaser of such shares.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which KAT and the selling stockholders have complied.  The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available.

Some of the selling stockholders may be eligible and may elect to sell some or all of their shares pursuant to additional exemptions to the registration requirements of the Securities Act, including but not limited to, Rule 144 promulgated under the Securities Act, rather than pursuant to this Registration Statement.

Under certain circumstances the selling stockholders and any broker/dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of the Securities Act.  Any commissions received by such broker/dealers and any profits realized on the resale of shares by them may be considered underwriting discounts and commissions under the Securities Act.  The selling stockholders may agree to indemnify such broker/dealers against certain liabilities, including liabilities under the Securities Act.

The selling stockholders will also be subject to applicable provisions of the Exchange Act and regulations under the Exchange Act, which may limit the timing of purchases and sales of the shares by the selling stockholders.  Furthermore, under Regulation M under the Exchange Act, any person engaged in the distribution or the resale of shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.  All of the above may affect the marketability of the securities and the availability of any person or entity to engage in market-making activities with respect to our common stock.

The selling stockholders will pay all commissions, transfer fees, and other expenses associated with the sale of securities by them.  The shares offered hereby are being registered by us, and we have paid the expenses of the preparation of this prospectus.  We have not made any underwriting arrangements with respect to the sale of shares offered hereby.

We do not intend to engage in any distribution efforts on behalf of any of the holders of our common stock other than providing for registration of the securities registered for sale with the U.S. Securities and Exchange Commission.

Each of the selling stockholders is acting independently of us in making decisions with respect to the timing, manner and size of each with the distribution of the shares. The selling stockholders may only offer and sell common stock using this prospectus in transactions at a fixed offering price of $0.05 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at market prices, which may vary, or at negotiated prices. There is no assurance, therefore, that the selling stockholders will sell any or all of the shares. In connection with the offer and sale of the shares, we have agreed to make available to the selling stockholders copies of this prospectus and any applicable prospectus supplement and have informed the selling stockholders of the need to deliver copies of this prospectus and any applicable prospectus supplement to purchasers at or prior to the time of any sale of the shares offered hereby. Our private investors held no influence on the decision to become a public reporting company.

Legal Proceedings

No director, officer, significant employee or consultant of KAT Racing has been convicted in a criminal proceeding, exclusive of traffic violations.

No director, officer, significant employee or consultant of KAT has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

No director, officer, significant employee or consultant of KAT has been convicted of violating a federal or state securities or commodities law.

There are no known pending legal proceedings against KAT.

No director, officer, significant employee or consultant of KAT has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Directors, Executive Officers, Promoters and Control Persons

KAT Racing has two directors elected by the stockholders to a term of one (1) year and serves until a successor is elected and qualified.  The officers were appointed by the Board of Directors to a term of one (1) year and serves until a successor is duly elected and qualified, or until otherwise removed from office.  The Board of Directors is not composed of any nominating, auditing or compensation committees.

The following table sets forth certain information regarding the officers and directors of KAT as of the date of this Prospectus:

Name and Address	Age	Position
Kenny Thatcher	29	President, Director
Julie Bauman	32	Secretary, Treasurer, Director

Both Kenny Thatcher and Julie Bauman have held their respective offices/positions since December 2005 and are expected to continue to hold their offices/positions until the next annual meeting of KAT's stockholders.  At the date of this prospectus, KAT is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

Background of Directors, Executive Officers, Promoters and Control Persons

Kenny Thatcher – President and Director -  Mr. Thatcher the owner/fabricator for KAT METAL WORX, INC.  He learned how to fabricate and weld back in high school.  He attended a trade school that taught him how to work with fabricate and weld metal.  In 1995 he graduated high school and started work with RAMM Corp.  There he put his skills to work welding and fixing large machinery.  In 1997 he went to work with Cashman Equipment as a welder and mechanic for large machinery.  In 1999 he started work with Clark County doing maintenance.  He continued to use his skills fabricating and welding different jobs that would arise.  In 2001 he went to work for Patrick signs where he was able to put artistic talent to work.  He designed, fabricated and welded signs for many companies around town.  In 2003 he started his own company called KAT METAL WORX, INC.  His company specializes in designing, fabricating and building off road racecars, sand dune buggies and prerunners.  His shop has grown from himself to a crew of four employees with a waiting list to get your car built or fixed.

Julie Bauman – Secretary, Treasurer, and Director – Ms. Bauman is a native of Las Vegas, Nevada. Ms. Bauman graduated in 1992 and immediately went to work for a real estate firm as an office manager (Prudential Hallmark Realty from 1991-94). From there she went to work for National Title as a commercial escrow assistant. While working for national Title, Ms. Bauman started a catering company to new and existing home owners. Ms. Bauman eventually left national Title to run this catering company, which was eventually sold to another company. Ms. Bauman works as a commercial escrow officer of 1st American Title where she manages a four person team in handling multi-million dollar deals for her current client base. Ms. Bauman is one of the largest producers for 1st American Title, which is one of the largest publicly traded title companies in the U.S.A.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of KAT Racing's common stock by all persons known by KAT to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group.  Unless otherwise specified, the named beneficial owner has, to KAT's knowledge, either sole or majority voting and investment power.

Class	Name & Address of Certain Beneficial Owners	Amount of Beneficial Ownership [1]	Percent of Class
			Pre-Offering [2]	Post-Offering [3]
Common	Michael Zuliani 2536 Furnace Creek Avenue Henderson, Nevada 89074	2,000,000	34.78%	34.78%
Common	Julie Bauman 11075 Caramel Creek Court Las Vegas, Nevada 89135	2,000,000	34.78%	34.78%
Common	Kenny Thatcher 6963 Speedway Boulevard No. 108 Las Vegas, Nevada 89115	400,000	6.96%	6.96%
Common	B and Z Consulting, LLC 4 4850 West Flamingo Road, Suite 22 Las Vegas, Nevada 89103	300,000	5.22%	5.22%
Common	Officers and Directors as a Group	2,400,000	41.75%	41.75%

Footnotes:

1.

All shares owned directly are owned beneficially and of record and such shareholder has sole voting, investment, and dispositive power, unless otherwise noted.

2.

Based upon 4,700,000 shares of Common Stock issued pre-offering.

3.

Assumes the sale of all 5,749,000 Shares offered pursuant to this Prospectus.

4.

B and Z Consulting, LLC is managed and owned by Michael Balabon, Esq. and Michael Zuliani.

Description of Securities

KAT Racing's authorized capital stock consists of 95,000,000 shares of a single class of common stock, having a $0.001 par value and 5,000,000 shares of a single class of preferred stock, having a par value of $0.001.  No preferred shares have been issued.

The holders of KAT's common stock:

1.

Have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by KAT's Board of Directors;

2.

Are entitled to share ratably in all of KAT's assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of KAT's affairs;

3.

Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.

Are entitled to one vote per share on all matters on which stockholders may vote.

Non-Cumulative Voting

Holders of shares of KAT Racing's common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of KAT's directors.

Cash Dividends

As of the date of this Prospectus, KAT Racing has not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of KAT's board of directors and will depend upon KAT's earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is the present intention of KAT not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in KAT's business operations.

Interest of Named Experts and Counsel

None.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

KAT Racing's Articles of Incorporation, its Bylaws, and certain statutes provide for the indemnification of a present or former director or officer.  See the section titled "Indemnification of Directors and Officers."  The Securities and Exchange Commission's Policy on Indemnification is as follows:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Organization within Last Five Years

KAT Racing was incorporated in the State of Nevada on December 5, 2005.  We have yet to commence substantial planned operations.  As of the date of this registration statement, KAT has had only limited start-up operations and has not generated substantive revenue.

Please refer to “Recent Sales of Unregistered Securities" for our capitalization history.

Description of Business

General

Kat Racing designs markets sells and distributes custom off-road racing and recreational vehicles.  We strive to join leaders in the industry, developing and innovating so as to proffer our customers cost-efficient high quality custom-built, off-road racing and recreational vehicles. We test our parts in the most severe, real-world conditions to insure the highest quality cars and products.  We race what we sell.  Our vehicles are assembled by our affiliate KAT METAL WORX, INC.  From time to time we may utilize the services of other companies or individuals to assemble our vehicles.

Kat Racing is engaged in the businesses of: 1) marketing and selling custom fabricated off-road racing and recreational vehicles to sports and recreational enthusiasts; 2) providing a full-range of services that cater to the off-road automotive enthusiast, including post-purchase add-on customization and the installation of additional accessories; and 3) the restoration, repair, servicing of these vehicles. We also intend to sell aftermarket off-road automotive parts, accessories, and related apparel assuming we are able to attract the requisite capital and resources.

Our affiliate’s manufacturing operations consist of in-house production of components and parts, primarily assembly and finishing of components, painting, conversion and assembly of vehicles, and quality control, which includes performance testing of finished products under running conditions. The custom design, fabrication, finish and paint processes are moved into and out of each aspect of the manufacturing process.

We have never been party to any bankruptcy, receivership or similar proceeding, nor have we undergone any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.  Our administrative office is located at 6963 Speedway Boulevard No. 108. Las Vegas Nevada 89115.

KAT's fiscal year end is December 31.

Business of Issuer

Principal Products and Principal Markets

Kat Racing designs markets sells and distributes custom off-road racing and recreational vehicles.  We strive to join leaders in the industry, developing and innovating so as to proffer our customers cost-efficient high quality custom-built, off-road racing and recreational vehicles. We test our parts in the most severe, real-world conditions to insure the highest quality cars and products.  We do not intend to manufacture or produce any item in-house, save for periodic repairs and for rare instances wherein a simple manufactured product will expedite the delivery of the vehicle. Essentially all parts and products will be purchased from third-party suppliers or manufacturers.  The vehicles are assembled by our affiliate company and others  We may also enter into private-label relationships with manufacturers to place our corporate name on selected products.

Our present product line includes customized variations based on the following models:

Kat 1

Chassis	1 ¾ inch by .120 inch, 4130 Chromoly tubing Completely hand-crafted TIG-welded chassis Only Two Seat Applications available
Body Work	All new carbon fiber and aluminum body
Overall Length	180 inches
Overall Width	90 inches
Overall Height	72 inches
Weight	3,500 lbs (dry)
Wheelbase	120 inches
Track	90 inches
Front Suspension	Independent Double A-arm with 23 inches of travel
Rear Suspension	Plated trailing arm with 23 inches of travel
Steering	Power assisted rack and pinion
Tires	35 X 12.50 X 15” BF Goodrich “Project” T/A’s
Brakes	Four wheel disc brakes by CNC
Fuel Capacity	48 Gallons
Engine	Choice of V-6 or V-8 power-plant,s 500 to 700 Horsepower
Transmission	Fortin or Albins w/torque converter
Top Speed	120 + mph
Optional Features

INTERIOR: Custom Panels, Head Liners, Leather Seats, Adjustable Headrests and Pocket on Seats.

ACCESSORIES: Roof rack, HID Lights, Billet Lazer Star Lights, Tool Bag, Light Bars, Backup Lights.

ELECTRONICS: GPS, Stereo, Satellite Radio, Intercom System, In-Car Camera System, Hand Held, 2 or 4 head sets with FM 2 way radio.

Kat 10

Chassis	1 ¾ “ x .120” – 4130 Chromoly tubing. Completely hand-crafted TIG-welded chassis. Designed for Single or Two Seat Applications.
Body Work	All new carbon fiber and aluminum body
Overall Length	160 inches
Overall Width	87 inches
Overall Height	69 inches
Weight	2,100 lbs (dry)
Wheelbase	120 inches
Track	87 inches
Front Suspension	Independent Double A-arm with 19 inches of travel.
Rear Suspension	Plated trailing arm with 19 inches of travel
Steering	Power assisted rack and pinion
Tires	33 x 12.50 X 15” BF Goodrich “Baja” T/A’s.
Brakes	Four wheel disc brakes by CNC
Fuel Capacity	30 Gallons
Engine	Choice of Honda, Toyota or Air cooled VW power-plants.
Transmission	Fortin, Albins or Mendeola
Top Speed	110 + mph
Optional Features

INTERIOR: Custom Panels, Head Liners, Leather Seats, Adjustable Headrests and Pocket on Seats.

ACCESSORIES: Roof rack, HID Lights, Billet Lazer Star Lights, Tool Bag, Light Bars, Backup Lights.

ELECTRONICS: GPS, Stereo, Satellite Radio, Intercom System, In-Car Camera System, Hand Held, 2 or 4 head sets with FM 2 way radio.

Big Daddy

Chassis	1 ¾ inch by .120 inch, 4130 Chromoly tubing Completely hand-crafted TIG-welded chassis Two and Four/Five Seat Applications available.
Body Work	Aluminum body
Overall Length	180 or 204 inches
Overall Width	90 inches
Overall Height	72 inches
Weight	3,500 lbs (dry)
Wheelbase	120 inches
Track	90 inches
Front Suspension	Independent Double A-arm with 23 inches of travel
Rear Suspension	Plated trailing arm with 23 inches of travel
Steering	Power assisted rack and pinion
Tires	35 X 12.50 X 15” BF Goodrich “Project” T/A’s
Brakes	Four wheel disc brakes by CNC
Fuel Capacity	36 Gallons
Engine	Choice of V-6 or V-8 power-plant,s 500 to 700 Horsepower
Transmission	Fortin or Albins w/torque converter
Top Speed	110 + mph
Optional Features

INTERIOR: Custom Panels, Head Liners, Leather Seats, Adjustable Headrests and Pocket on Seats.

ACCESSORIES: Roof rack, HID Lights, Billet Lazer Star Lights, Tool Bag, Light Bars, Backup Lights.

ELECTRONICS: GPS, Stereo, Satellite Radio, Intercom System, In-Car Camera System, Hand Held, 2 or 4 head sets with FM 2 way radio.

Mini 2

Chassis	1 ¾ “ x .120” – 4130 Chromoly and Mild steel tubing. Completely hand-crafted TIG-welded chassis. Two Seat Applications.
Body Work	Aluminum body
Overall Length	130 inches
Overall Width	80 inches
Overall Height	60 inches
Weight	1,800 lbs (dry)
Wheelbase	114 inches
Track	79 inches Front and 85 inches Rear
Front Suspension	Independent Double A-arm with 20 inches of travel.
Rear Suspension	Plated trailing arm with 18 inches of travel
Steering	Power assisted rack and pinion
Tires	Sand Tire Unlimited Tires.
Brakes	Four wheel disc brakes by CNC
Fuel Capacity	20 Gallons
Engine	1300 cc Suzuki Hayabusa Motor.
Transmission	Fortin, Albins or Mendeola
Top Speed	75 mph
Optional Features

INTERIOR: Custom Panels, Head Liners, Leather Seats, Adjustable Headrests and Pocket on Seats.

ACCESSORIES: Roof rack, HID Lights, Billet Lazer Star Lights, Tool Bag, Light Bars, Backup Lights.

ELECTRONICS: GPS, Stereo, Satellite Radio, Intercom System, In-Car Camera System, Hand Held, 2 or 4 head sets with FM 2 way radio.

Mini 4

Chassis	1 ¾ “ x .120” - 4130 Chromoly and Mild steel tubing. Completely hand-crafted TIG-welded chassis. Four Seat Applications.
Body Work	Aluminum body
Overall Length	162 inches
Overall Width	80 inches Front and 86 inches Rear.
Overall Height	60 inches
Weight	1,800 lbs (dry)
Wheelbase	136 inches
Track	79 inches Front and 85 inches Rear
Front Suspension	Independent Double A-arm with 20 inches of travel.
Rear Suspension	Plated trailing arm with 18 inches of travel
Steering	Power assisted rack and pinion
Tires	Sand Tire Unlimited Tires.
Brakes	Four wheel disc brakes by CNC
Fuel Capacity	20 Gallons
Engine	1300 cc Suzuki Hayabusa Motor.
Transmission	Fortin, Albins or Mendeola
Top Speed	75 mph
Optional Features

INTERIOR: Custom Panels, Head Liners, Leather Seats, Adjustable Headrests and Pocket on Seats.

ACCESSORIES: Roof rack, HID Lights, Billet Lazer Star Lights, Tool Bag, Light Bars, Backup Lights.

ELECTRONICS: GPS, Stereo, Satellite Radio, Intercom System, In-Car Camera System, Hand Held, 2 or 4 head sets with FM 2 way radio.

We design market, sell and distribute American-made, high performance off-road racing and recreational vehicles These products include our stock models summarized above, and vehicles built to our customers’ specifications. We make use of a "just in time" approach ordering parts on an as-needed basis.  This results in reduced inventory and minimizes our capital needs.  We also believe that this made-to-order approach helps produce greater customer satisfaction and reduces the burden on our cash flow.

Distribution Methods of the Products

The Internet lends itself well to the distribution of off-road vehicles and off-road vehicle-related merchandise due to its ability to provide pictures, information and purchasing capabilities direct to the consumer, at his or her leisure.  Our website has not been fully developed at this point in time.  This site will be the focal point of our sales operations and the principal method through which we will market, sell and distribute our products.  We will have a showroom to physically display our products, but we fully expect that our website will have more traffic and be the initial medium to develop potential customer interest.

We also take our vehicles to rallies and races for purposes of exposing our company and product line to potential customers and showcasing our innovative and cost conscious vehicles.

Our goal is to produce what we believe is a superior U.S.-made high-performance offroad vehicle safe enough for the casual enthusiast but rugged enough for the professional racer.  We use quality parts, materials and workmanship.  We seek market share, both domestically and internationally.

Marketing

Our marketing program will focus on two major objectives:

1.

corporate/product name identification; and

2.

lead generation for private individual customer sales and potential distribution channels.

Corporate product name and product identification will use advertising, promotions, public relations and participation in major off-road events.  We also will sponsor racing teams and special promotional events and participate in major off-road enthusiasts shows, rallies and conventions. To establish our brand name among the off-road enthusiast public, we first unveiled our prototype, the “Big Daddy”.  We also hope to license certain of our trademarks on a broad range of consumer items assuming our brand name becomes a marketable commodity.

Lead generation activities are intended to identify distribution partners potentially interested in promoting our product line.  Our primary effort will be generating leads so dealers can sell our vehicles.  We will identify geographic regions  where off-road racing enthusiasts typically congregate including the American southwest.

Depending upon the availability of capital resources, will use print media advertising and direct marketing to generate customer Print media advertising will focus on national off-road enthusiast magazines (typically with modest-sized, full color ads) and local newspaper ads together with dealers' local promotional activities. We will evaluate local radio and cable TV ads on a location by location basis depending on reach, frequency, and cost.

We believe direct mail programs, including inexpensive give-always (such as promotional CD's, high quality posters and merchandise) can be cost-effective if focused on a local basis. Our ad and promotional campaigns will be available on our website.

Industry background and competition

Off-road racing is a format of racing where various classes of specially modified vehicles (including cars, trucks, vehicles, and buggies) compete in races through off-road environments.

We intend to market sell and distribute custom-made offroad vehicles to racing enthusiasts and recreational drivers.  We are a small, start-up company and have not generated significant revenue.  Many of our competitors have longer operating histories, as well as established manufacturing and supply chain systems, and greater financial, management, sales, marketing and other resources than we do.

The off-road vehicle market overall is highly fragmented.  Competitors range from multi-national entities to retailers serving a limited geographical region.  The market for our products and services are highly competitive and there are no substantial barriers to entry.

KAT Racing competes with other off-road vehicle providers for the limited disposable income of consumers.  The recreational vehicle industry is highly competitive with a significant number of both large and small participants.  The products we expect to sell compete with other off-road vehicle products within a comparable price range.  We are a start-up company without a base of operations and presently lacking an ability to generate significant sales.  As such, we currently compete unfavorably in the general marketplace. Unless we implement our planned operations and begin to generate revenues, we will not be able to continue as a going concern.

Off-road racing began in the early 20th century.  An early racing sanctioning body in North America was the National Off-Road Racing Association (NORRA). The body was formed in 1967 by Ed Pearlman. The first event was a race across the Mexican desert. The event was first called the Mexican 1000. Later became known as the Baja 1000. [2] The event is now sanctioned by SCORE International.  SCORE International is an off-road sanctioning body in the sport of desert racing and is famous for its flagship event, the Baja 1000. SCORE races are held in United States and Mexico.

In North America there are several other formats. There are races on a circuit of less than five miles (such as Crandon International Off-Road Raceway). These formal racing events are sanctioned by CORR (Championship Off-Road Racing).  It is a sanctioning body for off-road racing in the United States.

The CORR series hosts several racing events each year.  In 2007 it will host seven events. These events are typically televised (taped delayed) on cable or satellite television channels specializing in such events.  An off-road championship event is held at the Crandon International Off-Road Raceway - the "home of the world championship off-road race" since 1970.

The CORR series hosts events organized in 9 divisions. There are 5 truck series:

1.

Pro-4

2.

Pro-2

3.

Pro-Lite

4.

Sportsman-2

5.

Sportsman Stock.

There are 3 buggy classes:

1.

Super Buggy

2.

Single Buggy

3.

Light Buggy.

The ninth series hosted by CORR is relatively new. It features off-road go-cart type vehicles referred to as Trophy Karts.

The Baja 1000 is considered to be a cross- country rally race.  Other notable rally races include the Paris-Dakar, Master Rallye in Europe and Northern Africa

Off-road racing events are also held in other formats beside cross-country rallies.  There are races on a circuit of less than five miles (such as Crandon International Off-Road Raceway).  These events are also sanctioned by CORR.  Stadium racing, where offroad racing vehicles are used in a temporary offroad racetrack constructed inside a stadium. Is also gaining popularity, particularly because of the ease by which spectators might enjoy the sport.

The general idea of "offroad racing" can also extend to include hill climbing or any other form of racing that does not occur on a specified, paved track.

Kat Racing is headquartered in the heart of off-road racing, the Desert Southwest of the United States.  Off-road racing fans and recreational enthusiasts flock to Las Vegas each year for such notable events including:

1.

the SCORE Laughlin Desert Challenge; and

2.

the SCORE Las Vegas Terrible's Cup II

Sources and Availability of Raw Materials and the Names of Principal Suppliers

We obtain our supplies from national manufacturers and after market manufacturers of automotive parts, paints, and supplies. These supplies are readily available and there is no dependency on any single supplier. We have no need for long term supply contracts since material and parts cost are not the most significant factor to the cost of our completed work.

Need for Government Approval

Our business is subject to certain federal, state, and local government regulations, including those of the Environmental Protection Agency ("EPA") and comparable state agencies that regulate emissions of Volatile Organic Compounds ("VOC") and other air contaminants, the Occupational Safety and Heal Administrations ("OSHA"), and regulations governing the disposal of oil, grease, tires, batteries, and the prevention of pollution. Although we believe we are in compliance with all of these agencies and government regulations, our failure to comply with such regulations could result in the termination of our operations, impositions of fines, or liabilities in excess of our capital resources. In addition, any changes in the laws or regulations imposed on us could significantly increase our costs of doing business and could have a negative impact on our business.

Effect of existing or probable government regulations

Our business operations and facilities are subject to a number of federal, state and local environmental laws and regulations. Although our management believes that our operations and facilities are in material compliance with such laws and regulations, the risk of environmental liabilities cannot be completely eliminated. There can be no assurance that future changes in such laws, regulations or the nature of our operations will not require us to make significant additional capital expenditures to ensure compliance in the future. Our failure to comply with environmental laws could result in the termination of our operations, impositions of fines, or liabilities in excess of our capital resources. We do not maintain environmental liability insurance, and if we are required to pay the expenses related to any environmental liabilities, such expenses could have a material adverse effect on our operations.

Number of total employees and number of full time employees

KAT Racing is currently in the development stage.  During the development stage, we plan to rely exclusively on the services of our officers and directors to set up our business operations.  Currently, our officers and directors are involved in KAT business on a part-time basis and expect to devote a minimum of 15 hours per week to our operations.  Each is prepared to dedicate additional time, as needed.  At this time, there are no other full- or part-time employees. We do not expect to hire any additional employees over the next 12 months.

Reports to Security Holders

1.  After this offering, KAT Racing will furnish its shareholders, at their request, with audited annual financial reports certified by KAT's independent accountants.

2.  After this offering, KAT will file periodic and current reports, which are required in accordance with Section 15(d) of the Securities Act of 1933, with the Securities and Exchange Commission to maintain the fully reporting status.

3.  The public may read and copy any materials KAT files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20002.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings will be available on the SEC Internet site, located at http://www.sec.gov.

Management's Discussion and Plan of Operation

This section must be read in conjunction with the Audited Financial Statements included in this Prospectus.

Management's Discussion and Plan of Operation

KAT Racing was incorporated in the State of Nevada on December 5, 2005.  KAT is a startup and has not yet realized any meaningful revenues. Our efforts, to date, have focused primarily on the development and implementation of our business plan.  No development-related expenses have been or will be paid to affiliates of KAT.

During the nine month period ended September 30, 2005, we did not generate any revenues, and incurred a net loss of $14,120. From our inception to September 30, 2005, we generated no revenues, while experiencing an aggregate net loss of $14,120. The cumulative net loss was attributable solely to professional fees and general and administrative expenses related to the costs of start-up operations.

Our officers and directors believe that our cash on hand as of September 30, 2005 in the amount of $17,778 is sufficient to maintain our current minimal level of operations for the next approximately 12 months. However, generating sales in the next 12 months is imperative for us to continue as a going concern. We believe that we will be required to generate a minimum of approximately $15,000 in revenues over the next 12 months in order for us to support ongoing operations.  If we do not generate sufficient revenues to meet our expenses over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing. We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for us to continue as a going concern.

Since our incorporation, we have raised a total of $28,000 through private sales of our common equity. In October 2004, we issued 2,000,000 shares of our common stock to Julie Bauman, an officer and director, in exchange for services and cash in the amount of $5,000 and 400,000 shares to Kenny Thatcher, an officer and director, in exchange for services and cash in the amount of $2,000.  Additionally, in March and June 2005, we sold an aggregate of 5,749,000 shares of our common stock to approximately 20 unrelated third parties for cash proceeds of $23,000.

Our management believes that establishing our brand name is imperative to our ability to continue as a going concern. Establishing our presence on the Internet is critical to reaching a broad consumer base.  As we begin to purchase inventory from off-road vehicle manufacturers and suppliers, we will update the website with e-commerce capabilities and post pictures and prices of the items. Once the website is enabled as a sales channel, it will be expected to serve as a primary method of generating sales. The site is anticipated to be the principal method through thru which potential customers can view the products we intend to carry and learn of the services we can provide. The $15,000 allocated to marketing and the development and maintenance of our website is expected to be sufficient for the next 12 months.  We expect to continuously upgrade and refine the site as we deem necessary and as our funds permit.

We plan to use the Internet for marketing and sales by advertising our website, and resultantly, our products, through the following two methods:

1. Banner Advertisements: We expect to place banner advertisements and/or links to our web site on the sites of others. Some web sites may charge us a fee to place our advertisements in highly visible areas. Other sites may agree to an affiliate relationship, where we would be allowed to place an ad on their site in exchange for placement of their advertisement on our site. We do not plan to enter into any affiliate relationships that would require us to pay a fee in addition to exchanging advertisements or links. As of the date of this prospectus, we have not begun to place banner advertisements or links on our website, nor have we entered into any affiliate relationships.

2. Search Engine Placement: In addition to banners and links, we expect to pursue search engine placement.  For a fee, we will be able to submit our web site and various terms to describe our site with web portals such as Yahoo! or Google.  We have not yet contacted any company regarding search engine placement because we have not yet established our web site.

Our proposed business is to sell off-road vehicles and related merchandise to consumers.  We will not manufacture any products internally at this time.  We will initially rely solely upon the efforts of outside sources to research, develop and refine all products, primarily our affiliate KAT METAL WORX, INC.  From time to time we may utilize the services of other companies or individuals to assemble our vehicles.  We have initially allocated approximately $20,000 toward purchasing saleable inventory.  As we continue to sell merchandise, we plan to use a portion of generated cash flow to purchase additional products.  Unless we begin to acquire inventory for sale, we will be unable to begin to generate revenues.  However, we have not begun to purchase any items for sale, and thus have not generated any revenues.

We expect to incur approximately $4,310 in expenses related to being a public reporting company.  Although, our officers and directors have no specific experience managing a public company, we believe these funds will be sufficient to maintain our status as a reporting company with the SEC.

We have budgeted $5,690 as general working capital for non-specific uses.  We believe that these funds will allows us to cover costs that are as yet unforeseen and to take advantage of opportunities that may arise in the course of our business.

Our management does not anticipate the need to hire additional full- or part- time employees over the next 12 months, as the services provided by our officers and directors appear sufficient at this time.  Our officers and directors work for us on a part-time basis, and are prepared to devote additional time, as necessary.

Our officers and directors, recognize that we are required to continuously file reports with the SEC and any exchange we may be listed on, and understand the resultant increased costs of being a public reporting company.  They believe that investors are more agreeable to invest in a company that intends to become a public company rather than to remain private with no foreseeable exit strategy for shareholders.  Thus, our officers and directors raised capital in the private placement offering completed in June 2005 with the intention of KAT Racing becoming a public reporting company.  Our private investors held no influence on the decision to become a public company.

In addition, our officers and directors believe that a benefit of being a public company is the access to capital markets.  We believe that if additional funds are required to finance our continuing operations, we may be able to obtain more capital by pursuing an offering of equity or debt securities.

We do not expect to incur research and development costs.

We do not have any off-balance sheet arrangements.

We currently do not own any significant plant or equipment that we would seek to sell in the near future.

We have not paid for expenses on behalf of our director.  Additionally, we believe that this fact shall not materially change.

We do not intend to engage in a merger with, or effect an acquisition of, another company in the foreseeable future.

Description of Property

KAT's uses office space at 6885 Speedway Boulevard, Las Vegas, Nevada 89115.  Our officers and directors do not intend to charge us rent for at least the next 12 months. We believe that this arrangement is suitable for administrative and potential inventory storage needs. We also believe that we will not need to lease additional administrative or storage facilities for at least the next 12 months. There are currently no proposed programs for the renovation, improvement or development of the facilities we currently use.

Certain Relationships and Related Transactions

In October 2004, KAT issued 2,000,000 shares of $0.001 par value common stock to Julie Bauman, an sole officer and director, in exchange for services and cash in the amount of $5,000.

In October 2004, KAT issued 400,000 shares of $0.001 par value common stock to Kenny Thatcher, an officer and director, in exchange for services and cash in the amount of $5,000.

KAT uses office space and services provided without charge by Ken Thatcher, an officer and director.

Market for Common Equity and Related Stockholder Matters

Market Information

As of the date of this Prospectus, there is no public market in KAT's common stock.

As of the date of this Prospectus:

1.

There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of KAT.

2.

5,749,000 shares of common stock of KAT are currently restricted from resale pursuant to Rule 144 under the Securities Act.  Of that amount, we are currently registering 5,749,000 shares on behalf of the Selling Shareholders for resale.

3.

In the future, all 5,749,000 shares of common stock not registered under this Prospectus will be eligible for sale pursuant to Rule 144 under the Securities Act.  These shares of common stock are restricted from resale under Rule 144 until registered under the Securities Act, or an exemption is applicable.

4.

Other than the stock registered under this Prospectus, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

In general, under Rule 144 as amended, a person who has beneficially owned and held "restricted" securities for at least one year, including "affiliates," may sell publicly without registration under the Securities Act, within any three-month period, assuming compliance with other provisions of the Rule, a number of shares that do not exceed the greater of (i) one percent of the common stock then outstanding or, (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale.  A person who is not deemed an "affiliate" of our Company and who has beneficially owned shares for at least two years would be entitled to unlimited resales of such restricted securities under Rule 144 without regard to the volume and other limitations described above.

Holders

As of the date of this Prospectus, KAT has approximately 5,749,000 shares of $0.001 par value common stock issued and outstanding held by 24 shareholders of record.  KAT's Transfer Agent is Pacific Stock Transfer Company, 500 E. Warm Springs, Suite 240, Las Vegas, Nevada 89119, telephone number (702) 361-3033.

Dividends

KAT has never declared or paid any cash dividends on its common stock.  For the foreseeable future, KAT intends to retain any earnings to finance the development and expansion of its business, and it does not anticipate paying any cash dividends on its common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including KAT's financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant.

Executive Compensation

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Kenny Thatcher	2007	-	-	-	-	-	-	-
President, Director	2006	-	-	-	-	-	-	-
	2005	-	-	-	-	-	-	-

Julie Bauman	2007	-	-	-	-	-	-	-
Secretary, Treasurer, Director	2006	-	-	-	-	-	-	-
	2005	-	-	-	-	-	-	-

There are no existing or planned option/SAR grants.  KAT is not a party to any employment agreements.  The proceeds of this offering may not be used to make loans to officers, directors and affiliates

FINANCIAL STATEMENTS

a)

Audited Financial Statements as of June 30, 2005

b)

Unaudited Financial Statements as of September 30, 2005

KAT RACING, INC

(A Development Stage Company)

FINANCIAL STATEMENTS

September 30, 2006

C O N T E N T S

MOORE & ASSOCIATES, CHARTERED

           ACCOUNTANTS AND ADVISORS

                     PCAOB REGISTERED

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

Kat Racing, Inc.

Las Vegas, Nevada

We have audited the accompanying balance sheet of Kat Racing, Inc as of September 30, 2006 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the period then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kat Racing, Inc as of September 30, 2006 and the results of its operations and its cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company’s recurring losses and lack of operations raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 /s/ Moore & Associates, Chartered

Moore & Associates, Chartered

Las Vegas, Nevada

January 10, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, Nevada 89146 (702) 253-7511 Fax (702)253-7501

KAT RACING, INC

Balance Sheets

September 30,
2006
ASSETS
CURRENT ASSETS
Cash	$ 46,110
Inventory	45,520
Total Current Assets	91,630

Total Assets	$ 91,630

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accrued Liabilities	$ -

Total Liabilities	-

STOCKHOLDERS’ EQUITY

Preferred stock, authorized 5,000,000 shares, par value $0.001;
no shares issued and outstanding	-

Common stock, authorized 70,000,000 shares, par value $0.001;
5,729,000 issued and outstanding	5,729

Paid in Capital	100,021

Accumulated deficit	(14,120)

Total Stockholders’ Equity	91,630

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$ 91,630

The accompanying notes are an integral part of these financial statements.

KAT RACING, INC

Statements of Operations

September 30,
2006

REVENUES	$ -

Less: Cost of Revenue	-

Gross Profit	-

EXPENSES

General and administrative	14,120
Depreciation	-

Total Expenses	14,120

NET (LOSS) BEFORE EXTRAORDINARY ITEM	(14,120)

OTHER INCOME (EXPENSE)

Extraordinary Item:

Net Loss	$ 14,120

Basic and Diluted (Loss) per Share	$ -

Weighted Average Number of Shares	4,277,054

The accompanying notes are an integral part of these financial statements.

KAT RACING, INC

Statements of Stockholders’ Equity (Deficit)

For the period from December 5, 2005 (Inception) to September 30, 2006

	Preferred Stock		Common Stock
	Par Value $0.001		Par Value $0.001		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, December 5, 2005	-	$ -	-	$ -	$ -	$ -	$ -

December 27, 2005 Issuance
of Stock for cash @ 0.00375	-	$ -	2,000,000	$ 2,000	$5,500	$ -	$ 7,500

December 27, 2005 Issuance
of Stock for cash @ 0.00375	-	$ -	2,000,000	$ 2,000	$ 5,500	$ -	$ 7,500

December 27, 2005 Issuance
of Stock for cash @ 0.001	-	$ -	400,000	$ 400	$ -	$ -	$ 400

December 27, 2005 Issuance
of Stock for cash @ 0.001	-	$ -	300,000	$ 300	$ -	$ -	$ 300

December 27, 2005
Contributed Capital	-	$ -	-	$ -	$ 38,600	$ -	$ 38,600

August 13, 2006 Issuance
of Stock for cash @ 0.05 per share	-	$ -	1,029,000	$ 1,029	$ 50,421	$ -	$ 51,450

Net Income (Loss)	-	$ -	-	$ -	$ -	$ (14,120)	$ (14,120)

Balance, September 30, 2006	-	-	5,729,000	5,726	100,021	(14,120)	91,630

The accompanying notes are an integral part of these financial statements.

KAT RACING, INC

Statements of Cash Flows

For the period from December 5, 2005 (Inception) to September 30, 2006

Year Ended September 30,
2005
OPERATING ACTIVITIES

Net (Loss)	$ (14,120)

Changes in Assets and Liabilities:
(Increase)/Decrease in inventory	$ (45,520)

Net Cash (Used) by Operating Activities	$ (59,640)

FINANCING ACTIVITIES

Stock Issued for Services	-
Proceeds from sale of Common Stock	105,750

Cash Provided by Financing Activities	105,750

NET INCREASE (DECREASE) IN CASH
CASH EQUIVALENTS	46,110

Beginning Cash Balance	-

Ending Cash Balance	$ 46,110

The accompanying notes are an integral part of these financial statements.

KAT RACING, INC

Notes to the Financial Statements

September 30, 2006

NOTE 1 - NATURE ORGANIZATION

a. Organization and Business Activities

The Company was incorporated under the laws of the State of Nevada on December 5, 2005 with a principal business activity of manufacturing cost-effective and innovative off-road racing cars for any off-road enthusiast. The Company has not realized significant revenues to date and therefore is classified as a development stage company.

b. Depreciation

The cost of the property and equipment will be depreciated over the estimates useful life of 5 to 7 years. Depreciation is computed using the straight-line method when assets are placed in service.

c, Accounting Method

The company's financial statements are prepared using the accrual method of accounting. The Company has elected a September 30 year-'end.

d. Cash and Cash Equivalents

For the purpose of the statements of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be a cash equivalents.

e. Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

KAT RACING, INC

Notes to the Financial Statements

September 30, 2006

NOTE 1 - NATURE OF ORGANIZATION (Continued)

f. Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have provided and collection is reasonable assured.

g. Organization Costs

The Company has expensed the costs of its incorporation.

h. Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred.

i. Concentrations of Risk

The Company's bank accounts are deposited. in insured institutions. The funds are insured up to $100,000. At September 30, 2006, the Company's bank deposits did not exceed the insured amounts.

j. Basic Loss Per Share

The computation of basic loss per share of common stock is based on the weighted ~average number of shares outstand during the period.

From inception on December 5, 2005
Thru September 30, 2006

Loss (numerator)	0.00
Shares (denominator)	2,250,000

Per share amount	0.00

k. Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognizes for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of change in the tax Jaws and rates on the date of enactment.

KAT RACING, INC

Notes to the Financial Statements

September 30, 2006

NOTE 1 - NATURE OF ORGANIZATION (Continued)

k. Income Taxes (Continued)

Net deferred tax assets consist of the following components as of September 30, 2006

2006
Deferred tax assets	0.00
NOL Carryover	0.00
Deferred tax liabilities	0.00
Valuation allowance	0.00
Net deferred tax asset	0.00

The income tax provision differs from the amount of income tax determined by applying the U.S federal and state income tax rates of 39% to pretax income from continuing operations for the period .ended September 30, 2006 due to the following:

2006
Book Income	0.00
Valuation allowance	0.00
0.00

At September 30, 2006, the Company had net operating loss forwards of approximately $-0- that may be offset against future taxable income through 2025. No tax benefit has been reported in the September 30, 2006 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating carryforwards for Federal Income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to Use in future years.

I. New Accounting Pronouncements

During the year ended September 30,2006, the Company adopted the following accounting pronouncements Which had no impact on the financial statements or results of operations:

SFAS No. 150, Accounting for Certain Financial instruments with Characteristics of both Liabilities and Equity.

SFAS No. 151, Inventory Costs

SFAS No. 152, Accounting for Real Estate

SFAS No. t53, Exchange of Non-monetary Assets

SFAS No. 154, Accounting Changes and Error Correction

SFAS No. 123®, Share Based Payments

KAT RACING, INC

Notes to the Financial Statements

September 30, 2006

NOTE 1 - NATURE OF ORGANIZATION (Continued)

I. New Accounting Pronouncements (continued)

In addition, during the year ended September 30,2006, FASB Interpretations No. 45 and No. 46, along with various Emerging Issues Task Force Consensuses (EITF) were issued and adopted by the Company and had no impact on its financial statements. These newly issued accounting pronouncements had no effect on the Company's current financial statements and did not impact the Company

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has generated significant losses from operations. In order to continue as a going concern and achieve a profitable level of operations, the Company will need, among other things, additional· capital resources and developing a consistent source of revenues.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described .in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3· STOCK ISSUANCE

On December 27, 2005, the Company issued 4,000,000 shares of common stock at 0.00375 per share for cash. On December 27, 2005, the Company issued 700,000 shares of common stock at par value (0.01) for cash. On August 13, 2006, the Company issued 1,029,000 at 0.05 per share for cash.

	March 31,	September 30,
	2007	2006

ASSETS

CURRENT ASSETS
Cash in bank	$ 17,560	$ 46,110
Inventory	$ 67,396	$ 45,520

TOTAL CURRENT ASSETS	84,956	91,630

TOTAL ASSETS	$ 84,956	$ 91,630

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$ -	$ -
Advances from related parties	-	-

TOTAL CURRENT LIABILITIES	-	-

LONG-TERM DEBT	-	-

TOTAL LIABILITIES	-	-

STOCKHOLDERS' EQUITY
Preferred stock: $0.001 par value;
5,000,000 shares authorized, -0- and
-0- shares issued and outstanding, respectively	-	-

Common stock: $0.001 par value;
95,000,000 shares authorized, 5,729,000 and
5,729,000 shares issued and outstanding, respectively	5,729	5,729

Additional paid in capital	100,021	100,021
Accumulated deficit	(20,794)	(14,120)

TOTAL STOCKHOLDERS' EQUITY	84,956	91,630

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 84,956	$ 91,630

			From Inception
	For the Six	For the Year	On December 5,
	Months Ended	Ended	2005 through
	March 31,	September 30,	March 31,
	2007	2006	2007

REVENUES	$ 25,856	$ -	$ 25,856
COST OF SALES	19,500	-	19,500
GROSS MARGIN	6,356	-	6,356

OPERATING EXPENSES

General and administrative	13,030	14,120	27,150

TOTAL OPERATING EXPENSES	13,030	14,120	27,150

NET LOSS	$ (6,674)	$ (14,120)	$ (20,794)

BASIC LOSS PER SHARE	$ (0.00)	$ (0.00)

Weighted Average Shares
Outstanding	5,729,000	4,277,054

					Total
	Common Stock		Additional Paid	Accumulated	Stockholders'
	Shares	Amount	in Capital	Deficit	Equity
Balance December 5, 2005	-	$ -	$ -	$ -	$ -

Shares issued for cash
at $0.001 per share	700,000	700	-	-	700

Shares issued for cash
at $0.00375 per share	4,000,000	4,000	11,000	-	15,000

Shares issued for cash
at $0.005 per share	1,029,000	1,029	50,421	-	51,450

Contributed capital	-	-	38,600	-	38,600

Net loss for the year ended
September 30, 2006	-	-	-	(14,120)	(14,120)

Balance September 30, 2006	5,729,000	5,729	100,021	(14,120)	91,630

Net loss for the six months
ended March 31, 2007	-	-	-	(6,674)	(6,674)

Balance March 31, 2007	5,729,000	$ 5,729	$ 100,021	$ (20,794)	$ 84,956

			From Inception
	For the Six	For the Year	On December 5,
	Months Ended	Ended	2005 through
	March 31,	September 30,	March 31,
	2007	2006	2007

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$ (6,674)	$ (14,120)	$ (20,794)

Adjustments to reconcile net income to
net cash provided by operating activities:
Common stock issued for services	-	-	-
Changes in operating assets and liabilities:
(Increase) decrease in inventory	(21,876)	(45,520)	(67,396)
Increase (decrease) in accounts payable	-	-	-

NET CASH PROVIDED BY OPERATING ACTIVITIES	(28,550)	(59,640)	(88,190)

CASH FLOWS FROM INVESTING ACTIVITIES
Film costs incurred	-	-	-

NET CASH (USED) BY INVESTING ACTIVITIES	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from common stock issued	-	67,150	67,150
Contributed capital from related parties	-	38,600	38,600

NET CASH PROVIDED BY FINANCING ACTIVITIES	-	105,750	105,750

NET INCREASE IN CASH	(28,550)	46,110	17,560

CASH - Beginning of period	46,110	-	-

CASH - End of period	$ 17,560	$ 46,110	$ 17,560

SUPPLEMENTAL CASH FLOW DISCLOSURE:

CASH PAID FOR:
Interest	$ -	$ -	$ -
Income taxes	$ -	$ -	$ -

NON CASH FINANCING ACTIVITIES:	$ -	$ -	$ -

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

KAT's Articles of Incorporation and its Bylaws provide for the indemnification of a present or former director or officer.  KAT indemnifies any of its directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, expenses, including attorney's fees actually or reasonably incurred by him.  Nevada law also provides for discretionary indemnification for each person who serves as or at KAT's request as one of its officers or directors.  KAT may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of KAT's directors or officers.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, KAT's best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.  The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the sale of the common stock being registered.  The Issuer has agreed to pay all costs and expenses relating to the registration of its common stock, but the selling stockholders will be responsible for any related commissions, taxes, attorney's fees, and related charges in connection with the offer and sale of the shares.  All amounts are estimated except the SEC Registration Fee.

SEC Registration Fee	$ 300
EDGAR Conversion Fees	$ 500
Blue Sky Qualification Fees and Expenses	$ 2,000
Accounting Fees and Expenses	$ 1,000
Legal Fees and Expenses	$ 1,000
Printing Fees	$ 1,000
Miscellaneous	$ 1,000
Total	$ 6,800

Recent Sales of Unregistered Securities

In November 2004, we issued 5,000,000 shares of our common stock to Kenny Thatcher, our founding shareholder and the sole officer and director, in exchange for cash in the amount of $5,000.  This sale of stock did not involve any public offering, general advertising or solicitation.  At the time of the issuance, Ms. Cary had fair access to and was in possession of all available material information about our company, as she is the sole officer and director of KAT.  The shares bear a restrictive transfer legend in accordance with Rule 144 under the Securities Act.  On the basis of these facts, we claim that the issuance of stock to our founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

In June 2005, we completed an offering of our common stock to a group of private investors. We issued 5,749,000 shares of its $0.001 par value common stock for cash at $0.05 per share to twenty three shareholders. The shares bear a restrictive transfer legend. This June 2005 transaction (a) involved no general solicitation, (b) involved less than thirty-five non-accredited purchasers, and (c) relied on a detailed disclosure document to communicate to the investors all material facts about KAT Racing, including an audited balance sheet and reviewed statements of income, changes in stockholders' equity and cash flows. Each purchaser was given the opportunity to ask questions of us. Thus, we believe that the offering was exempt from registration under Regulation D, Rule 505 of the Securities Act of 1933, as amended.

Exhibits

Exhibit Number	Name and/or Identification of Exhibit

3.	Articles of Incorporation & By-Laws

a) Articles of Incorporation filed on December 5, 2005

b) Bylaws adopted on September 27, 2004

5.	Opinion on Legality

Attorney Opinion Letter

23.	Consent of Experts and Counsel

a) Consent of Counsel, incorporated by reference to Exhibit 5 of this filing

b) Consent of Independent Auditor

Undertakings

In this Registration Statement, we are including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430A under the Securities Act.

Under Rule 415 of the Securities Act, the issuer is registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, we include the following undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(1) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

In this Registration Statement, KAT is including undertakings required pursuant to Rule 415 of the Securities Act.

Under Rule 415 of the Securities Act, KAT is registering securities for an offering to be made on a continuous or delayed basis in the future.  The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, KAT includes the following undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

 (1)

To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(1)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Indio, State of California on July 11, 2007.

KAT Racing
(Registrant)

By: /s/ Kenny Thatcher, President & CEO

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Kenny Thatcher	President, CEO and Director	July 11, 2007
Kenny Thatcher

/s/ Kenny Thatcher	Chief Financial Officer	July 11, 2007
Kenny Thatcher

/s/ Kenny Thatcher	Chief Accounting Officer	July 11, 2007
Kenny Thatcher